Exhibit 99.1
FOR IMMEDIATE RELEASE
FROM: MSA Safety Incorporated
Ticker: MSA (NYSE)
Media Relations Contact: Mark Deasy (724) 741 - 8570
Investor Relations Contact: Kenneth Krause (724) 741 - 8534

MSA Announces First Quarter Results
Higher product margins and lower cost structure drive 14 percent growth in quarterly net income
PITTSBURGH, April 25, 2017 - Global safety equipment manufacturer MSA Safety Incorporated (NYSE: MSA) today reported results for the first quarter of 2017.

Quarterly Highlights

•	Reported revenue was $266 million, decreasing 5 percent from a year ago on a reported basis, and 4 percent on a constant currency basis.

•
Net income from continuing operations was $14 million or $0.37 per diluted share, compared to $13 million or $0.34 per diluted share in the same period a year ago. Adjusted earnings were $22 million or $0.58 per diluted share, compared to $18 million or $0.48 per diluted share a year ago.

•
Cash flow from operating activities was $96 million, compared to a use of cash of $11 million in the same period a year ago. Working capital as a percentage of sales decreased by 300 basis points compared to the first quarter of 2016.

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The company continues to make progress collecting its insurance receivable, and received $81 million during the quarter from one of its insurance carriers. At the end of the quarter, the insurance receivable balance was $59 million, down from $230 million at the end of the first quarter of 2016.

Comments from Management

"Our first quarter performance reflects the leverage we are gaining from our streamlined cost structure and continued focus on improving profitability," said William M. Lambert, MSA Chairman, President and CEO. "Despite a difficult revenue comparison in self-contained breathing apparatus (SCBA) resulting from several large orders shipped in the first quarter of 2016, we realized adjusted earnings growth of 24 percent," he continued.

"After seeing solid order improvement late last year in short-cycle industrial products, like hard hats and portable gas detectors, we continued to gain traction in these areas in the first quarter,” Mr. Lambert commented. He noted that quarterly revenue from portable gas detection and industrial head protection increased by 13 percent and 16 percent, respectively. Mr. Lambert added that the company continues to drive higher product margins across substantially all of its core product groups, the most significant of which occurred in its SCBA line, driven by a combination of new product offerings and reductions in product costs associated with value engineering.

“While we've made solid progress in expanding product margins and lowering operating costs through enhanced productivity, we remain keenly focused on investing in programs that drive profitable growth. Through these investments we will continue to deliver innovative solutions for our customers, gain market share in our core product areas, and increase value for all of our stakeholders," Mr. Lambert concluded.

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MSA Safety Incorporated
Condensed Consolidated Statement of Income (Unaudited)
(In thousands, except per share amounts)

	Three Months Ended March 31,
	2017	2016

Net sales	$265,765	$279,268
Cost of products sold	146,043	158,563
Gross profit	119,722	120,705

Selling, general and administrative	75,983	79,195
Research and development	10,998	10,363
Restructuring charges	12,739	470
Currency exchange losses, net	580	1,950
Operating income	19,422	28,727

Interest expense	3,591	3,902
Other income, net	(655)	(888)
Total other expense, net	2,936	3,014

Income from continuing operations before income taxes	16,486	25,713
Provision for income taxes	1,796	12,511
Income from continuing operations	14,690	13,202
Loss from discontinued operations	—	(1,129)
Net income	14,690	12,073
Net income attributable to noncontrolling interests	(277)	(322)
Net income attributable to MSA Safety Incorporated	14,413	11,751

Amounts attributable to MSA Safety Incorporated common shareholders:
Income from continuing operations	14,413	12,683
Loss from discontinued operations	—	(932)
Net income	14,413	11,751

Earnings per share attributable to MSA Safety Incorporated common shareholders:
Basic
Income from continuing operations	$0.38	$0.34
Loss from discontinued operations	$—	$(0.03)
Net income	$0.38	$0.31

Diluted
Income from continuing operations	$0.37	$0.34
Loss from discontinued operations	$—	$(0.03)
Net income	$0.37	$0.31

Basic shares outstanding	37,766	37,330
Diluted shares outstanding	38,593	37,759

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MSA Safety Incorporated
Condensed Consolidated Balance Sheet (Unaudited)
(In thousands)

	March 31, 2017	December 31, 2016
Assets
Cash and cash equivalents	$104,427	$113,759
Trade receivables, net	208,392	209,514
Inventories	117,621	103,066
Notes receivable, insurance companies	19,723	4,180
Other current assets	44,638	42,287
Total current assets	494,801	472,806

Property, net	144,445	148,678
Prepaid pension cost	54,016	62,916
Goodwill	335,297	333,276
Notes receivable, insurance companies, noncurrent	63,416	63,147
Insurance receivable, noncurrent	56,502	157,929
Other noncurrent assets	109,677	115,168
Total assets	$1,258,154	$1,353,920

Liabilities and shareholders' equity
Notes payable and current portion of long-term debt, net	$26,848	$26,666
Accounts payable	65,682	62,734
Other current liabilities	109,485	132,010
Total current liabilities	202,015	221,410

Long-term debt, net	268,568	363,836
Pensions and other employee benefits	158,908	157,927
Deferred tax liabilities	34,867	34,044
Other noncurrent liabilities	15,518	15,491
Total shareholders' equity	578,278	561,212
Total liabilities and shareholders' equity	$1,258,154	$1,353,920

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MSA Safety Incorporated
Condensed Consolidated Statement of Cash Flows (Unaudited)
(In thousands)

	Three Months Ended March 31,
	2017	2016

Net income	$14,690	$12,073
Depreciation and amortization	8,752	9,156
Change in working capital and other operating	72,948	(32,235)
Cash flow from (used in) operating activities	96,390	(11,006)

Capital expenditures	(1,442)	(5,819)
Property disposals and other investing	165	15,708
Cash flow (used in) from investing activities	(1,277)	9,889

Change in debt	(96,437)	13,633
Cash dividends paid	(12,455)	(11,936)
Other financing	2,846	1,556
Cash flow (used in) from financing activities	(106,046)	3,253

Effect of exchange rate changes on cash and cash equivalents	1,601	3,840

(Decrease) increase in cash and cash equivalents	(9,332)	5,976

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MSA Safety Incorporated
Segment Information (Unaudited)
(In thousands)

	Americas	International	Corporate	Consolidated
Three Months Ended March 31, 2017
Sales to external customers	$166,568	$99,197	—	$265,765
Operating income				19,422
Operating margin %				7.3%
Restructuring charges				12,739
Currency exchange losses, net				580
Adjusted operating income (loss)	38,106	6,644	(12,009)	$32,741
Adjusted operating margin %	22.9%	6.7%		12.3%

	Americas	International	Corporate	Consolidated
Three Months Ended March 31, 2016
Sales to external customers	$167,342	$111,926	—	$279,268
Operating income				28,727
Operating margin %				10.3%
Restructuring charges				470
Currency exchange losses, net				1,950
Adjusted operating income (loss)	31,345	8,408	(8,606)	$31,147
Adjusted operating margin %	18.7%	7.5%		11.2%
The Americas and International segments were established on January 1, 2016. The Americas segment is comprised of our operations in the U.S., Canada and Latin America. The International segment is comprised of our operations in all other parts of the world including Europe, Africa, the Middle East, India, China, South East Asia and Australia. Certain global expenses are allocated to each segment in a manner consistent with where the benefits from the expenses are derived.

Adjusted operating income (loss) and adjusted operating margin are the measures used by the chief operating decision maker to evaluate segment performance and allocate resources. As such, management believes that adjusted operating income (loss) and adjusted operating margin are useful metrics for investors. Adjusted operating income (loss) is defined as operating income excluding restructuring and currency exchange gains / losses. Adjusted operating margin is defined as adjusted operating income (loss) divided by net sales. Adjusted operating income (loss) and adjusted operating margin are not recognized terms under GAAP, and the Company's definition of adjusted operating income (loss) and adjusted operating margin may not be comparable to similarly titled measures of other companies. As such, management believes that it is appropriate to consider operating income determined on a GAAP basis in addition to these non-GAAP measures.

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MSA Safety Incorporated
Reconciliation of As Reported Financial Measures to Non-GAAP Financial Measures
Constant currency revenue growth (Unaudited)

Consolidated

	Three Months Ended March 31, 2017
	Breathing Apparatus	Fire and Rescue Helmets	Industrial Head Protection	Portable Gas Detection	Fixed Gas and Flame Detection	Fall Protection	Core Sales	Non-Core Sales	Net Sales
GAAP reported sales change	(12)%	3%	18%	13%	(9)%	(12)%	(4)%	(10)%	(5)%
Plus: Currency translation effects	—%	2%	(2)%	—%	1%	5%	1%	(1)%	1%
Constant currency sales change	(12)%	5%	16%	13%	(8)%	(7)%	(3)%	(11)%	(4)%

Management believes that constant currency revenue growth is a useful metric for investors, as foreign currency translation can have a material impact on revenue growth trends. Constant currency revenue growth highlights ongoing business performance excluding the impact of fluctuating foreign currencies, which is outside of management's control.
There can be no assurances that MSA's definition of constant currency revenue growth is consistent with that of other companies. As such, management believes that it is appropriate to consider revenue growth determined on a GAAP basis in addition to this non-GAAP financial measure.

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MSA Safety Incorporated
Reconciliation of As Reported Financial Measures to Non-GAAP Financial Measures
Constant currency revenue growth (Unaudited)

Americas Segment

	Three Months Ended March 31, 2017
	Breathing Apparatus	Fire and Rescue Helmets	Industrial Head Protection	Portable Gas Detection	Fixed Gas and Flame Detection	Fall Protection	Core Sales	Non-Core Sales	Net Sales
GAAP reported sales change	(9)%	(5)%	17%	18%	(11)%	12%	—%	(3)%	—%
Plus: Currency translation effects	—%	—%	(3)%	—%	1%	1%	—%	(2)%	(1)%
Constant currency sales change	(9)%	(5)%	14%	18%	(10)%	13%	—%	(5)%	(1)%

Management believes that constant currency revenue growth is a useful metric for investors, as foreign currency translation can have a material impact on revenue growth trends. Constant currency revenue growth highlights ongoing business performance excluding the impact of fluctuating foreign currencies, which is outside of management's control.
There can be no assurances that MSA's definition of constant currency revenue growth is consistent with that of other companies. As such, management believes that it is appropriate to consider revenue growth determined on a GAAP basis in addition to this non-GAAP financial measure.

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MSA Safety Incorporated
Reconciliation of As Reported Financial Measures to Non-GAAP Financial Measures
Constant currency revenue growth (Unaudited)

International Segment

	Three Months Ended March 31, 2017
	Breathing Apparatus	Fire and Rescue Helmets	Industrial Head Protection	Portable Gas Detection	Fixed Gas and Flame Detection	Fall Protection	Core Sales	Non-Core Sales	Net Sales
GAAP reported sales change	(19)%	10%	24%	3%	(7)%	(28)%	(10)%	(18)%	(11)%
Plus: Currency translation effects	1%	3%	2%	—%	2%	7%	3%	1%	2%
Constant currency sales change	(18)%	13%	26%	3%	(5)%	(21)%	(7)%	(17)%	(9)%

Management believes that constant currency revenue growth is a useful metric for investors, as foreign currency translation can have a material impact on revenue growth trends. Constant currency revenue growth highlights ongoing business performance excluding the impact of fluctuating foreign currencies, which is outside of management's control.
There can be no assurances that MSA's definition of constant currency revenue growth is consistent with that of other companies. As such, management believes that it is appropriate to consider revenue growth determined on a GAAP basis in addition to this non-GAAP financial measure.

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MSA Safety Incorporated
Supplemental Segment Information (Unaudited)
Summary of constant currency revenue growth by segment and product group

	Three Months Ended March 31, 2017
	Consolidated	Americas	International
Industrial Head Protection	16%	14%	26%
Portable Gas Detection	13%	18%	3%
Fire and Rescue Helmets	5%	(5)%	13%
Fall Protection	(7)%	13%	(21)%
Fixed Gas and Flame Detection	(8)%	(10)%	(5)%
Breathing Apparatus	(12)%	(9)%	(18)%
Total Core Products	(3)%	—%	(7)%

Non-Core Products	(11)%	(5)%	(17)%

Net Sales	(4)%	(1)%	(9)%

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MSA Safety Incorporated
Reconciliation of As Reported Financial Measures to Non-GAAP Financial Measures
Adjusted earnings (Unaudited)
Adjusted earnings per diluted share (Unaudited)
(In thousands, except per share amounts)

	Three Months Ended March 31,
	2017	2016	% Change

Income from continuing operations attributable to MSA Safety Incorporated	$14,413	$12,683	14%
Tax (benefit) associated with ASU 2016-09: Improvements to employee share-based payment accounting	(2,782)
Tax charges associated with European reorganization		3,600
Subtotal	11,631	16,283	(29)%

Restructuring charges	12,739	470
Strategic transaction costs	1,337	511
Currency exchange losses, net	580	1,950
Asset related losses (gains), net	32	(343)
Self-insured legal settlements and defense costs	32	20
Income tax expense on adjustments	(4,088)	(905)
Adjusted earnings	22,263	17,986	24%

Adjusted earnings per diluted share	$0.58	$0.48	21%
Management believes that adjusted earnings and adjusted earnings per diluted share are useful measures for investors, as management uses these measures to internally assess the company’s performance and ongoing operating trends. There can be no assurances that additional special items will not occur in future periods, nor that MSA's definition of adjusted earnings is consistent with that of other companies. As such, management believes that it is appropriate to consider both net income determined on a GAAP basis as well as adjusted earnings.

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About MSA:
Established in 1914, MSA Safety Incorporated is the global leader in the development, manufacture and supply of safety products that protect people and facility infrastructures.  Many MSA products integrate a combination of electronics, mechanical systems and advanced materials to protect users against hazardous or life-threatening situations.  The company's comprehensive product line is used by workers around the world in a broad range of markets, including the oil, gas and petrochemical industry, the fire service, the construction industry, mining and the military.  MSA's core products include self-contained breathing apparatus, fixed gas and flame detection systems, portable gas detection instruments, industrial head protection products, fire and rescue helmets, and fall protection devices.  With 2016 revenues of $1.15 billion, MSA employs approximately 4,300 people worldwide.  The company is headquartered north of Pittsburgh in Cranberry Township, Pa., and has manufacturing operations in the United States, Europe, Asia and Latin America.  With more than 40 international locations, MSA realizes approximately half of its revenue from outside North America.  For more information visit MSA's web site at www.MSAsafety.com.

Cautionary Statement Regarding Forward-Looking Statements:
Except for historical information, certain matters discussed in this press release may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include but are not limited to all projections and anticipated levels of future performance. Forward looking statements involve risks, uncertainties and other factors that may cause our actual results to differ materially from those discussed herein. Any number of factors could cause actual results to differ materially from projections or forward looking statements, including without limitation global economic conditions, spending patterns of government agencies, competitive pressures, the impact of acquisitions and related integration activities, product liability claims, the success of new product introductions, currency exchange rate fluctuations and the risks of doing business in foreign countries. A full listing of these risks, uncertainties and other factors are detailed from time-to-time in our filings with the United States Securities and Exchange Commission ("SEC"), including our most recent Form 10-K filed on February 28, 2017. You are strongly urged to review all such filings for a more detailed discussion of such risks and uncertainties. MSA’s SEC filings are readily obtainable at no charge at www.sec.gov, as well as on its own investor relations website at http://investors.MSAsafety.com. MSA undertakes no duty to publicly update any forward looking statements contained herein, except as required by law.

Non-GAAP Financial Measures:
This earnings release includes certain non-GAAP financial measures. These financial measures include constant currency revenue growth, adjusted operating income, adjusted operating margin, adjusted earnings and adjusted earnings per diluted share. The presentation of these financial measures does not comply with U.S. generally accepted accounting principles ("GAAP"). For an explanation of these measures, together with a reconciliation to the most directly comparable GAAP financial measure, see the Reconciliation of As Reported Financial Measures to Non-GAAP Financial Measures in the financial tables section above.
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